Exhibit 99.1   NEWS RELEASE

As previously announced, UScellular will hold a teleconference November 6, 2020, at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.uscellular.com.

FOR IMMEDIATE RELEASE
UScellular reports third quarter 2020 results
Strong subscriber and financial results drive guidance raise;
5G and network modernization strategies to provide opportunities for connecting underserved markets

CHICAGO (November 5, 2020) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $1,027 million for the third quarter of 2020, versus $1,031 million for the same period one year ago. Service revenues totaled $775 million, versus $774 million for the same period a year ago. Net income attributable to UScellular shareholders and related diluted earnings per share were $85 million and $0.97, respectively, for the third quarter of 2020 compared to $23 million and $0.27, respectively, in the same period one year ago.
“Our strong financial performance this quarter is a testament to the value consumers ascribe to wireless services and UScellular’s unwavering commitment to customer experience," said Laurent Therivel, UScellular President and CEO. "We generated impressive financial and subscriber results, as churn remained low and we saw growth in retail net additions through an increase in connected devices. We had higher ARPU which, combined with maintaining our operational and cost discipline throughout the quarter, helped to drive increases in profitability compared to the same period one year ago. This puts us in a strong position as we approach a very non-traditional holiday selling season and resulted in an increase in our expectations for full-year financial results.
"We are continuing our network modernization programs. On the 5G front, working with Qualcomm Technologies and Ericsson, we successfully completed an extended range 5G millimeter wave data session over a distance of more than 5 kilometers with speeds ranging from 100 Mbps near the edge to 1.8 Gbps closer to the cell site, significantly expanding the reach and speed from prior tests. This accomplishment will enhance our ability to connect communities with fiber-like speeds and better serve our rural customers, connecting them to education, healthcare and entertainment solutions.
“We also continued our ongoing efforts to enhance our brand relevance by refreshing our logo and brand identity with a modern new look. This is a powerful visual signal of how we’re working to expand our brand and business appeal. I am looking forward to continued progress as we close out 2020 and want to thank all of our associates for their support and enthusiasm.”

2020 Estimated Results
UScellular’s current estimates of full-year 2020 results are shown below. Such estimates represent management’s view as of November 5, 2020 and should not be assumed to be current as of any future date. UScellular undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2020 Estimated Results
	Previous	Current
(Dollars in millions)
Service revenues	$3,000-$3,100	$3,025-$3,075
Adjusted OIBDA[1]	$725-$850	$800-$875
Adjusted EBITDA[1]	$900-$1,025	$975-$1,050
Capital expenditures	$850-$950	Unchanged

The following table provides a reconciliation of Net income to Adjusted OIBDA and Adjusted EBITDA for 2020 estimated results, actual results for the nine months ended September 30, 2020, and actual results for the year ended December 31, 2019. In providing 2020 estimated results, UScellular has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, UScellular believes that the impact of income taxes cannot be reasonably predicted; therefore, UScellular is unable to provide such guidance.

		Actual Results
	2020 Estimated Results	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
(Dollars in millions)
Net income (GAAP)	N/A	$227	$133
Add back:
Income tax expense	N/A	11	52
Income before income taxes (GAAP)	$165-$240	$238	$185
Add back:
Interest expense	110	76	110
Depreciation, amortization and accretion expense	680	516	702
EBITDA (Non-GAAP)[1]	$955-$1,030	$830	$997
Add back or deduct:
(Gain) loss on asset disposals, net	20	14	19
(Gain) loss on sale of business and other exit costs, net	—	—	(1)
(Gain) loss on investments	—	(3)	—
Adjusted EBITDA (Non-GAAP)[1]	$975-$1,050	$841	$1,015
Deduct:
Equity in earnings of unconsolidated entities	170	137	166
Interest and dividend income	5	6	17
Adjusted OIBDA (Non-GAAP)[1]	$800-$875	$698	$832
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. UScellular does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of UScellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of UScellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for September 30, 2020, can be found on UScellular’s website at investors.uscellular.com.

Conference Call Information
UScellular will hold a conference call on November 6, 2020 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://www.webcaster4.com/Webcast/Page/1145/38510.
▪Access the call by phone at (833) 968-2187, conference ID: 7289911.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About UScellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 5.0 million connections in 21 states. The Chicago-based company had 5,300 full- and part-time associates as of September 30, 2020. At the end of the third quarter of 2020, Telephone and Data Systems, Inc. owned 82 percent of UScellular. For more information about UScellular, visit uscellular.com.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary of TDS
jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations of TDS
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the impact, duration and severity of the COVID-19 pandemic; intense competition; the ability to execute UScellular’s business strategy; uncertainties in UScellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on UScellular indebtedness or comply with the terms of debt covenants; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the state and federal regulatory environment; the ability to attract people of outstanding talent throughout all levels of the organization; conditions in the U.S. telecommunications industry; UScellular's smaller scale relative to larger competitors; changes in demand, consumer preferences, price competition, or churn rates; advances in technology; the value of assets and investments; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or licenses and/or expansion of UScellular's businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties; cyber-attacks or other breaches of network or information technology security; changes in facts and circumstances that could require UScellular to record adjustments to amounts reflected in the financial statements; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; pending and future litigation; potential conflicts of interests between TDS and UScellular. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of UScellular's Form 10-K, as updated by any UScellular Form 10-Q filed subsequent to such Form 10-K.

The impact of the COVID-19 pandemic on UScellular's business is uncertain, but depending on its duration and severity it could have a material adverse effect on UScellular's business, financial condition or results of operations.

The impact of the global spread of COVID-19 on UScellular's future operations is uncertain. Public health emergencies, such as COVID-19, pose the risk that UScellular or its associates, agents, partners and suppliers may be unable to conduct business activities for an extended period of time and/or provide the level of service expected. UScellular's ability to attract customers, maintain an adequate supply chain and execute on its business strategies and initiatives could be negatively impacted by this outbreak. Additionally, COVID-19 has caused and could continue to cause increased unemployment, economic downturn and credit market deterioration, all of which could negatively impact UScellular. The extent of the impact of COVID-19 on UScellular's business, financial condition and results of operations will depend on future circumstances, including the severity of the disease, the duration of the outbreak, actions taken by governmental authorities and other possible direct and indirect consequences, all of which are uncertain and cannot be predicted.

For more information about UScellular, visit: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Retail Connections
Postpaid
Total at end of period	4,401,000	4,372,000	4,359,000	4,383,000	4,395,000
Gross additions	168,000	129,000	132,000	170,000	163,000
Feature phones	4,000	3,000	2,000	2,000	3,000
Smartphones	98,000	82,000	88,000	128,000	121,000
Connected devices	66,000	44,000	42,000	40,000	39,000
Net additions (losses)	28,000	12,000	(26,000)	(12,000)	(19,000)
Feature phones	(8,000)	(8,000)	(10,000)	(11,000)	(11,000)
Smartphones	8,000	11,000	(10,000)	13,000	9,000
Connected devices	28,000	9,000	(6,000)	(14,000)	(17,000)
ARPU[1]	$47.10	$46.24	$47.23	$46.57	$46.16
ARPA[2]	$123.27	$120.70	$122.92	$120.99	$119.87
Churn rate[3]	1.06%	0.89%	1.21%	1.38%	1.38%
Handsets	0.88%	0.71%	0.95%	1.11%	1.09%
Connected devices	2.35%	2.24%	3.11%	3.44%	3.44%
Prepaid
Total at end of period	506,000	496,000	494,000	506,000	510,000
Gross additions	65,000	62,000	57,000	63,000	70,000
Net additions (losses)	11,000	2,000	(12,000)	(3,000)	9,000
ARPU[1]	$35.45	$34.89	$34.07	$34.11	$34.35
Churn rate[3]	3.59%	4.05%	4.67%	4.40%	4.03%
Total connections at end of period[4]	4,962,000	4,919,000	4,903,000	4,941,000	4,957,000
Market penetration at end of period
Consolidated operating population	31,314,000	31,292,000	31,292,000	30,740,000	31,310,000
Consolidated operating penetration[5]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$216	$168	$236	$243	$170
Total cell sites in service	6,758	6,673	6,629	6,578	6,554
Owned towers	4,246	4,208	4,184	4,166	4,123
1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
4Includes reseller and other connections.
5Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$775	$774	–	$2,290	$2,272	1%
Equipment sales	252	257	(2)%	674	698	(3)%
Total operating revenues	1,027	1,031	–	2,964	2,970	–

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	203	199	2%	580	568	2%
Cost of equipment sold	257	266	(4)%	692	724	(4)%
Selling, general and administrative	335	358	(6)%	994	1,027	(3)%
Depreciation, amortization and accretion	161	181	(11)%	516	524	(2)%
(Gain) loss on asset disposals, net	6	5	15%	14	13	10%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	—	(1)	N/M
(Gain) loss on license sales and exchanges, net	—	2	N/M	—	—	N/M
Total operating expenses	962	1,011	(5)%	2,796	2,855	(2)%

Operating income	65	20	N/M	168	115	46%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	48	44	10%	137	128	7%
Interest and dividend income	2	4	(59)%	6	14	(55)%
Gain (loss) on investments	3	—	N/M	3	—	N/M
Interest expense	(29)	(29)	–	(76)	(87)	11%
Total investment and other income	24	19	27%	70	55	27%

Income before income taxes	89	39	N/M	238	170	40%
Income tax expense	4	15	(78)%	11	55	(80)%
Net income	85	24	N/M	227	115	98%
Less: Net income attributable to noncontrolling interests, net of tax	—	1	(28)%	3	6	(47)%
Net income attributable to UScellular shareholders	$85	$23	N/M	$224	$109	N/M

Basic weighted average shares outstanding	86	86	(1)%	86	87	(1)%
Basic earnings per share attributable to UScellular shareholders	$0.98	$0.27	N/M	$2.60	$1.26	N/M

Diluted weighted average shares outstanding	88	88	(1)%	87	88	(1)%
Diluted earnings per share attributable to UScellular shareholders	$0.97	$0.27	N/M	$2.56	$1.24	N/M
N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2020	2019
(Dollars in millions)
Cash flows from operating activities
Net income	$227	$115
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	516	524
Bad debts expense	52	77
Stock-based compensation expense	25	32
Deferred income taxes, net	158	(34)
Equity in earnings of unconsolidated entities	(137)	(128)
Distributions from unconsolidated entities	118	99
(Gain) loss on asset disposals, net	14	13
(Gain) loss on sale of business and other exit costs, net	—	(1)
(Gain) loss on investments	(3)	—
Other operating activities	1	3
Changes in assets and liabilities from operations
Accounts receivable	31	(35)
Equipment installment plans receivable	13	(42)
Inventory	5	3
Accounts payable	77	(4)
Customer deposits and deferred revenues	(23)	(1)
Accrued taxes	(102)	81
Accrued interest	14	9
Other assets and liabilities	(36)	(24)
Net cash provided by operating activities	950	687

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(690)	(439)
Cash paid for licenses	(169)	(257)
Cash received from investments	1	29
Cash paid for investments	(1)	(11)
Cash received from divestitures and exchanges	1	32
Other investing activities	3	(1)
Net cash used in investing activities	(855)	(647)

Cash flows from financing activities
Issuance of long-term debt	625	—
Repayment of long-term debt	(6)	(14)
Common Shares reissued for benefit plans, net of tax payments	(12)	(8)
Repurchase of Common Shares	(23)	(21)
Payment of debt issuance costs	(20)	(1)
Distributions to noncontrolling interests	(2)	(3)
Other financing activities	—	(1)
Net cash provided by (used in) financing activities	562	(48)

Net increase (decrease) in cash, cash equivalents and restricted cash	657	(8)

Cash, cash equivalents and restricted cash
Beginning of period	291	583
End of period	$948	$575

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	September 30, 2020	December 31, 2019
(Dollars in millions)
Current assets
Cash and cash equivalents	$931	$285
Accounts receivable, net	945	1,010
Inventory, net	157	162
Prepaid expenses	54	50
Income taxes receivable	174	46
Other current assets	28	20
Total current assets	2,289	1,573

Assets held for sale	19	—

Licenses	2,628	2,471

Investments in unconsolidated entities	467	447

Property, plant and equipment, net	2,322	2,207

Operating lease right-of-use assets	919	900

Other assets and deferred charges	536	566

Total assets	$9,180	$8,164

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	September 30, 2020	December 31, 2019
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$2	$8
Accounts payable	313	304
Customer deposits and deferred revenues	126	148
Accrued taxes	44	30
Accrued compensation	63	76
Short-term operating lease liabilities	113	105
Other current liabilities	69	79
Total current liabilities	730	750

Deferred liabilities and credits
Deferred income tax liability, net	665	507
Long-term operating lease liabilities	877	865
Other deferred liabilities and credits	364	319

Long-term debt, net	2,108	1,502

Noncontrolling interests with redemption features	10	11

Equity
UScellular shareholders’ equity
Series A Common and Common Shares, par value $1.00 per share	88	88
Additional paid-in capital	1,654	1,629
Treasury shares	(67)	(70)
Retained earnings	2,736	2,550
Total UScellular shareholders’ equity	4,411	4,197

Noncontrolling interests	15	13

Total equity	4,426	4,210

Total liabilities and equity	$9,180	$8,164

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
(Dollars in millions)
Cash flows from operating activities (GAAP)	$257	$211	$950	$687
Less: Cash paid for additions to property, plant and equipment	219	157	690	439
Free cash flow (Non-GAAP)[1]	$38	$54	$260	$248
1Free cash flow is a non-GAAP financial measure which UScellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.